Exhibit 5.1 to Form F-10

(Exhibit 23.1 to Form F-3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Thomson Reuters Corporation and on Form F-3 of TR Finance LLC of our report dated March 10, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.1 of Thomson Reuters Corporation’s Annual Report on Form 40-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

June 23, 2020